UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 28, 2005

Annuity and Life Re (Holdings), Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	1-16561	66-0619270

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cumberland House, 1 Victoria Street, Hamilton, Bermuda	HM 11

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(441) 296-7667

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On September 28, 2005, Annuity and Life Re (Holdings), Ltd. (together with its subsidiaries, the “Company”) informed John W. Lockwood, its Chief Financial Officer, and William H. Mawdsley, its Chief Actuary, of the Company’s election not to renew their employment agreements. Notifications of nonrenewal, as required by the terms of the employment agreements, were sent to Mr. Lockwood and Mr. Mawdsley on September 28, 2005. Mr. Lockwood received his notice on September 29, 2005, but Mr. Mawdsley has informed the Company that he did not receive the notice until October 3, 2005. Mr. Mawdsley has indicated that he reserves the right to assert that the notice of nonrenewal was not timely delivered pursuant to the terms of his employment agreement. Mr. Lockwood’s agreement will expire on December 31, 2005 and, assuming the notice of nonrenewal was timely delivered, Mr. Mawdsley’s agreement will expire on January 2, 2006. The Company intends to enter into discussions with Messrs. Lockwood and Mawdsley regarding the terms of their continued employment by the Company beyond the remaining term of their employment agreements.
     Mr. Lockwood’s current annual salary is $200,000. Mr. Mawdsley’s current annual salary is $200,000 and he receives an additional $10,000 per month as a housing and travel allowance.
     Under the terms of their existing employment agreements, if the employment of Mr. Lockwood or Mr. Mawdsley is terminated by the Company without serious cause or by the employee with good reason, the Company must continue to pay such employee his base salary for a period of one year from such termination. Additionally, Mr. Mawdsley would be entitled to travel and housing allowances for three months after the date of termination and reasonable relocation expenses from Bermuda to the United States.
     Also under the terms of their existing employment agreements, upon a change in control of the Company, the options to purchase Common Shares of the Company held by Messrs. Lockwood and Mawdsley would become exercisable immediately and all restricted Common Shares held by them would vest immediately. If their employment with the Company is terminated without serious cause or if they terminate their employment for certain specified reasons within, with respect to Mr. Lockwood, six months following a change in control, or, with respect to Mr. Mawdsley, one year following a change in control, the employee would be entitled to receive two times his annual salary. In addition, Mr. Mawdsley would also be entitled to receive twelve months of his travel and housing allowance and reasonable relocation expenses from Bermuda to the United States. Mr. Mawdsley is also entitled to receive an amount equal to any income taxes payable by him by reason of the payments made to him occurring in connection with a change in control.
     Mr. Lockwood’s employment agreement was previously filed with the Commission as Exhibit 10.1 to the Company’s Form 10-Q filed on May 17, 2004, and is incorporated herein by reference. Mr. Mawdsley’s employment agreement was previously filed with the Commission as Exhibit 10.1 to the Company’s Form 10-Q filed on May 15, 2002, and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.
Date: October 4, 2005	By:	/s/ John W. Lockwood
John W. Lockwood
Chief Financial Officer